Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

William H. Joyce, Chairman and Chief Executive Officer of Nalco Finance Holdings LLC (‘‘Nalco’’) and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-Q financial report (the ‘‘Report’’) with the Securities and Exchange Commission, covering the calendar quarter ending September 30, 2007, hereby certify as follows:

a.	The Report fully complies with the requirements of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations for Nalco.

/s/ WILLIAM H. JOYCE
William H. Joyce
Chairman and Chief Executive Officer
Date: November 7, 2007
/s/ BRADLEY J. BELL
Bradley J. Bell
Executive Vice President and Chief Financial Officer
Date: November 7, 2007